Exhibit 10.5

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (this “Agreement”) is made as April 13, 2017 by PRECIPIO DIAGNOSTICS, LLC, a Delaware limited liability company (the “Debtor”) and TRANSGENOMIC, INC., with its head office located at 12325 Emmet Street, Omaha, Nebraska 68164 (the “Junior Creditor”) for the benefit of WEBSTER BANK, NATIONAL ASSOCIATION, a national banking association, having an office at 80 Elm Street, New Haven, Connecticut 06510 (the “Senior Creditor”).

WHEREAS, the Debtor desires to borrow from the Junior Creditor, and the Junior Creditor desires to loan to the Debtor, one or more loans (collectively, the “Junior Loan”) pursuant to a certain Subordinated Promissory Note dated as of the date hereof (the “Note”), by the Debtor in favor of the Junior Creditor; and

WHEREAS, pursuant to the terms of a certain Loan and Security Agreement dated as of December 1, 2014 between the Debtor and the Senior Creditor (the “Loan Agreement”), the Senior Creditor has made, or may hereafter make, advances, loans or other extensions of credit to Debtor (the “Senior Loan”); and

WHEREAS, in order to induce the Senior Creditor to consent to the Junior Loan to the Debtor, the Junior Creditor is willing, pursuant to the terms and conditions of this Agreement, to subordinate (i) Debtor’s indebtedness and obligations to pay monies to the Junior Creditor under the Junior Loan, and any documents, instruments and/or agreements executed in connection therewith, whether presently existing or arising in the future (collectively, the “Subordinated Debt”) to all of Debtor’s indebtedness and obligations to the Senior Creditor under the Loan Agreement, and any documents, instruments and/or agreements executed in connection therewith, whether presently existing or arising in the future (collectively, the “Senior Debt”), and (ii) all of the Junior Creditor’s Liens (as defined in Section 1 below) securing any obligation to pay any of the Subordinated Debt, if any, to all of the Liens (as defined in Section 1 below) in the Debtor’s property granted to the Senior Creditor from time to time to secure the payment and performance of the Senior Debt, including pursuant to the Loan Agreement;

NOW, THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.          The Junior Creditor hereby subordinates any mortgages, pledges, charges, liens, security interests or other encumbrances (each a “Lien”) that Junior Creditor has, or may have, in any assets and/or property (including intellectual property) of Debtor with respect to the payment of any of the Subordinated Debt (the “Junior Liens”) to any and all Liens granted to the Senior Creditor under the Loan Agreement or otherwise to secure the payment and performance of the Senior Debt. Notwithstanding the respective dates of attachment or perfection of the Junior Liens of the Junior Creditor and the Liens of the Senior Creditor, the Liens of the Senior Creditor in any assets and/or property (including intellectual property) of Debtor, including without limitation the Collateral (as defined in the Loan Agreement) (collectively, “Debtor Property”), shall at all times be prior to the Junior Liens of the Junior Creditor in any Debtor Property.

2.          The Junior Creditor hereby subordinates any and all Subordinated Debt in right of payment to all Senior Debt, together with all costs of collecting such Senior Debt (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against Debtor of any bankruptcy, reorganization or similar proceeding, and all obligations under the Loan Agreement (collectively with the Senior Debt, the “Senior Obligations”).

3.          For so long as any portion of the Senior Obligations remains outstanding, the Junior Creditor shall not demand or receive payment from Debtor of (and Debtor shall not pay to the Junior Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor shall the Junior Creditor exercise any remedy with respect to the Collateral, nor shall the Junior Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Debtor with respect to the payment of any of the Subordinated Debt. Notwithstanding the foregoing sentence or any other provision of this Agreement to the contrary, Debtor shall be permitted to pay, and Junior Creditor shall be permitted to receive, payments of the Redemption Amount (as defined in the Note) as and when the same become due and payable from time to time under the Note and its related documents, as the same are in effect as of the date hereof, so long as no default exists under the Loan Agreement and no Event of Default (as defined in the Loan Agreement) exists or would arise as a result of any such payment. For avoidance of doubt, the permission expressed in the previous sentence shall include payments of the Redemption Amount in connection with any Optional Redemption pursuant to Section 3(a) and (b) of the Note or other payment of the Redemption Amount pursuant to Section 3(c) of the Note. The Junior Creditor acknowledges and agrees that (i) as of the date hereof, certain defaults exist under the Loan Agreement, and (ii) the Junior Creditor may not hereafter demand or receive payment from Debtor of (and Debtor shall not pay to the Junior Creditor) all or any part of the Subordinated Debt unless and until the Senior Creditor provides the Junior Creditor and the Debtor with notice that the defaults that exist as of the date hereof have been cured or have been waived by the Senior Creditor. With respect to any default or Event of Default that occurs following the date hereof, upon notice from the Senior Creditor to the Junior Creditor or the Debtor of the existence of such default or Event of Default under the Loan Agreement, the Junior Creditor may not thereafter demand or receive payment from Debtor of (and Debtor shall not pay to the Junior Creditor) all or any part of the Subordinated Debt unless and until the Senior Creditor provides the Junior Creditor and the Debtor with notice that such default or Event of Default has been cured. The Senior Creditor may determine that a default or Event of Default exists under the Loan Agreement in the Senior Creditor’s sole and absolute discretion and any such determination shall be conclusive absent manifest error. For avoidance of doubt, Junior Creditor shall be permitted to enforce by equitable actions any covenants of Debtor set forth in Section 4 of the Note, provided that such enforcement does not expressly conflict with any of the terms of this Agreement.

4.          The Junior Creditor shall promptly deliver to Senior Creditor, in the form received (except for endorsement or assignment by the Junior Creditor where required by the Senior Creditor) for application to the Senior Obligations any payment, distribution, security or proceeds received by the Junior Creditor with respect to the payment of Subordinated Debt, other than amounts received by the Junior Creditor pursuant to the permitted payments described in Section 3 hereof.

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5.          In the event of Debtor’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Senior Creditor’s claims against Debtor and the estate of Debtor shall be paid in full before any payment is made to the Junior Creditor.

6.          For so long as any portion of the Senior Obligations remains outstanding, the Junior Creditor agrees that, in any bankruptcy, insolvency or similar proceeding involving Debtor, the Junior Creditor shall not accept or reject, or fail to accept or reject, as appropriate, any plan of reorganization or arrangement for the Junior Creditor or vote the Junior Creditor’s claims in respect of the Subordinated Debt in any way which, in either case, would be inconsistent with the terms of this Agreement.

7.          For so long as any of the Senior Obligations remains outstanding, the Junior Creditor agrees that it will not object to or oppose (i) the sale of the Debtor, or (ii) the sale or other disposition of any Debtor Property, if the Senior Creditor has consented (pursuant to the Loan Agreement) to such sale of the Debtor or sale or disposition of any Debtor Property. If requested by Senior Creditor, the Junior Creditor shall affirmatively consent to such sale or disposition and shall take all necessary actions and execute such documents and instruments as the Senior Creditor may reasonably request in connection with and to facilitate such sale or disposition. Notwithstanding any other provision of this Section 7, and for avoidance of doubt, the Junior Creditor and any agent or representative thereof shall not be prohibited from objecting to or opposing (i) the sale of the Debtor, or (ii) the sale or other disposition of any Debtor Property, while acting in any role other than as a creditor of the Debtor.

8.          Unless otherwise agreed in writing by Senior Creditor, no amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of payment of the Subordinated Debt or the subordination of any Liens that the Junior Creditor may have in any Debtor Property, each as contemplated by this Agreement. By way of example, unless otherwise agreed in writing by Senior Creditor, such instruments shall not be amended to (i) increase the rate of interest or principal amount with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.

9.          Notwithstanding any provision of any agreement between the Debtor and the Junior Creditor to the contrary, the Junior Creditor hereby consents to the Senior Loan, the Liens securing the Senior Loan and the Debtor’s incurrence of the Senior Obligations.

10.        The Junior Creditor shall provide the Senior Creditor with prompt notice upon the occurrence of any default or event of default by the Debtor under the Junior Loan or the Subordinated Debt.

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11.         This Agreement shall remain effective for so long as the Senior Obligations remains outstanding. If, at any time after payment in full of the Senior Obligations, any payments of the Senior Obligations must be disgorged by the Senior Creditor for any reason (including, without limitation, the bankruptcy of Debtor), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and the Junior Creditor shall immediately pay over to the Senior Creditor all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to the Junior Creditor, the Senior Creditor may take such actions with respect to the Senior Obligations as the Senior Creditor, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Debtor, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Obligations and any collateral securing the Senior Obligations, and enforcing or failing to enforce any rights against Debtor or any other person or entity; provided, however, that, notwithstanding the foregoing, the subordination of Subordinated Debt and Junior Liens shall only apply with respect to the maximum principal amount, the maturity date or the applicable interest rates (as such interest rates may vary in accordance with the terms of the promissory note evidencing the Senior Loan) of any of the Senior Obligations as existing as of the date of this Agreement, unless otherwise agreed in writing by Junior Creditor. No such action or inaction shall impair or otherwise affect the Senior Creditor’s rights hereunder.

12.         This Agreement shall bind any successors or assignees of the Junior Creditor and shall benefit any successors or assigns of the Senior Creditor. This Agreement is solely for the benefit of the Junior Creditor and the Senior Creditor (and their respective successors and assigns), and not for the benefit of Debtor or any other person or entity.

13.         This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement (notwithstanding that all of the parties are not signatories to the original or the same counterpart, or that signature pages from different counterparts are combined), and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart, and the signature of any party to any counterpart shall be deemed to be a signature to and may be appended to any other counterpart. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or other electronic means is to be treated as an original document. The signature of any party on any such document, for purposes hereof and thereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or other electronic signature is to be re-executed in original form by the parties which executed the facsimile or other electronic signature. No party may raise the use of a facsimile machine or other electronic means, or the fact that any signature was transmitted through the use of a facsimile machine or other electronic means, as a defense to the enforcement of this Agreement.

14.         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut without regards to any conflict of law principles that would require the application of the laws of any other state. Each of the parties hereto irrevocably consents to the jurisdiction and venue of any court within the State of Connecticut, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of Connecticut for such persons. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO CLAIM A TRIAL BY JURY WITH RESPECT TO ANY ACTION BY OR AGAINST IT ARISING HEREUNDER.

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15.         This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. The Junior Creditor is not relying upon any representations by the Senior Creditor or the Debtor in entering into this Agreement, and the Junior Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Debtor. This Agreement may be amended only by written instrument signed by (a) the Junior Creditor and (b) the Senior Creditor.

16.         In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

17.         In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

18.         All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be (i) mailed by first-class, registered or certified mail, postage prepaid, (ii) delivered either by hand or by messenger or commercial overnight delivery service, or (iii) sent via facsimile, computer mail or other electronic means followed by a copy mailed by first class mail, postage prepaid, addressed (a) if to the Junior Creditor, at the address set forth under its signature hereto, or at such other address as the Junior Creditor shall have furnished to the other parties and (b) if to Senior Creditor, at the address of the Senior Creditor set forth under its signature hereto, or at such other address as Senior Creditor shall have furnished to the other parties. Any notice or other communications so addressed and mailed, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be given two (2) days after so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

19.         In this Agreement, unless a clear intention appears otherwise: (a) the singular number includes the plural number and vice versa; (b) reference to any person includes such person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a person in a particular capacity excludes such person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; (f) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular section or other provision hereof; (g) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (h) “or” is used in the inclusive sense of “and/or”; (i) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, schedules or amendments thereto; (k) section references shall be deemed to refer to all subsections thereof, unless otherwise expressly indicated; and (l) “person” means any individual, corporation, limited liability company, association, partnership, limited partnership, trust or estate, government (or any agency or political subdivision thereof) or any other entity.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

DEBTOR
PRECIPIO DIAGNOSTICS, LLC

By:	/s/ Ilan Danieli
Name:	Ilan Danieli
Title:	CEO

[Additional Signature Page(s) Follow]

JUNIOR CREDITOR

TRANSGENOMIC, INC.

By:	/s/ Robert M. Patzig
Name:	Robert M.Patzig
Title:	Chairman of the Board

Address:
12325 Emmet Street
Omaha, NE 68164
Attn: Paul Kinnon
Email: pkinnon@transgenomic.com

With a copy to:

Troutman Sanders LLP
1001 Haxall Point
Richmond, VA 23219
Attn: John Gwathmey, Esq.
Fax: (804) 698-5174
Email: johnowen.gwathmey@troutmansanders.com

[Additional Signature Page(s) Follow]

The foregoing is hereby acknowledged by the undersigned Senior Creditor.

WEBSTER BANK,
NATIONAL ASSOCIATION

By:	/s/ Peter R. Hicks
Name:	Peter R. Hicks
Title:	Senior Vice President

Address:
80 Elm Street
New Haven, CT 06510
Attn: Peter R. Hicks, Senior Vice President
Facsimile: (203) 782-4577
Email: phicks@websterbank.com

With a copy to:

Halloran & Sage LLP
One Goodwin Square
225 Asylum Street
Hartford, CT 06103
Attn: Robert B. Cox, Esq.
Fax: (860) 548-0006
Email: cox@halloransage.com

[Signature Page to Precipio Subordination Agreement]